QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2007

International Electronics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-16305	04-2654231
(Commission File Number)	(IRS Employer Identification No.)

427 Turnpike Street Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

(781) 821-5566
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/
/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/
/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/
/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

        On March 6, 2007, Risco Ltd. ("Risco") commenced an unsolicited tender offer to acquire, subject to certain conditions, all of the outstanding shares of common stock of International Electronics, Inc. (the "Company") not already held by Risco or its affiliates at a price of $3.50 per share, and demanded that the Company convene a special meeting of its shareholders as required under Chapter 110D of the Massachusetts General Laws (Control Share Statute) for the purpose of voting on whether to authorize voting rights for the shares of common stock that Risco may acquire in the tender offer.

        The Company has set April 25, 2007 as the date for a special meeting of its shareholders as required by the Control Share Statute.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ELECTRONICS, INC.
Date: March 16, 2007
	By:	/s/ JOHN WALDSTEIN
	Name:	John Waldstein
	Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer

QuickLinks

INFORMATION TO BE INCLUDED IN THE REPORT
SIGNATURES